SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 5, 2004

                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)

             Nevada                     0-11550                    36-3207413
 (State or Other Jurisdiction   (Commission file Number)        (IRS Employer
       of Incorporation)                                     Identification No.)

            99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (732) 452-9556

Item 5. Other Events

On January 5, 2004, Pharmos Corporation ("Pharmos") issued a press release announcing that C.E. Unterberg, Towbin and Harris Nesbitt Gerard, the underwriters for Pharmos' recently closed public offering, have exercised their over-allotment option in full to purchase an aggregate of 1,575,000 shares of Pharmos' common stock at a purchase price of $2.75 per share, less the underwriting discount. The option was offered in connection with a previously announced firm commitment underwriting pursuant to an existing shelf registration statement. Total net proceeds from the offering, including $4.07 million from the exercise of the over-allotment option, were approximately $31.1 million.

A copy of Pharmos' press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)

Exhibits.

99.1  Press Release dated January 5, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of January, 2004.

                                          PHARMOS CORPORATION


                                          By: /s/ Robert W. Cook
                                              --------------------------------
                                              Name: Robert W. Cook
                                              Title: Executive Vice President,
                                                     Chief Financial Officer